Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form S-8 of our report dated November 13, 2020, relating to the consolidated financial statements of Color Star Technology Co., Ltd. (formerly known as Huitao Technology Co., Ltd.) and subsidiaries included in its Annual Report on Form 20-F for the fiscal year ended June 30, 2020, filed with the Securities and Exchange Commission on November 13, 2020 and amended on February 26, 2021.

/s/ Wei, Wei & Co., LLP

Flushing, New York
July 15, 2021